SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES ACT OF 1934

The Goldman Sachs Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-4019460
(State of Incorporation or Organization)	(I.R.S. Employer Identification Number)

200 West Street New York, New York	10282 (Zip Code)
(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Depositary Shares, Each Representing 1/1,000th Interest in a Share of 6.30% Non-Cumulative Preferred Stock, Series N	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-198735

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to Be Registered

The description of the 6.30% Non-Cumulative Preferred Stock, Series N, par value $0.01 per share and $25,000 liquidation preference per share (the “Series N Preferred Stock”) of The Goldman Sachs Group, Inc. (the “Registrant”) and the description of the Registrant’s Depositary Shares, each representing a 1/1,000th ownership interest in a share of Series N Preferred Stock, each to be registered hereunder, is contained in the sections captioned (i) “Description of Preferred Stock We May Offer” in the Registrant’s Prospectus, dated December 22, 2015, included in the Registrant’s registration statement on Form S-3 (File No. 333-198735) and (ii) “Description of Series N Preferred Stock” and “Description of Depositary Shares”, each in the Registrant’s Prospectus Supplement, dated February 16, 2016, to the Registrant’s Prospectus, dated December 22, 2015, and all of those sections are incorporated herein by reference.

If any additional securities registered hereby are issued, a prospectus supplement relating to such securities will be filed with the Securities and Exchange Commission and will be incorporated herein by reference.

Item 2. Exhibits

1.	Restated Certificate of Incorporation of The Goldman Sachs Group, Inc., incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q, filed on May 5, 2015 (No. 001-14965).

2.	Amended and Restated By-Laws of The Goldman Sachs Group, Inc., incorporated herein by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K, filed on February 22, 2016 (No. 001-14965).

3.	Certificate of Designations, establishing the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of the 6.30% Non-Cumulative Preferred Stock, Series N, as filed with the Secretary of State of the State of Delaware on February 19, 2016.

4.	Deposit Agreement, dated as of October 21, 2005, between the Registrant and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A.), as Depositary, as supplemented from time to time, incorporated herein by reference to Exhibit 5 to the Registrant’s Registration Statement on Form 8-A, filed on October 28, 2005.

5.	Letter Agreement, dated as of October 18, 2012, between the Registrant and The Bank of New York Mellon, incorporated herein by reference to Exhibit 5 to the Registrant’s Registration Statement on Form 8-A, filed on October 24, 2012.

6.	Form of certificate representing the Series N Preferred Stock.

7.	Form of Depositary Receipt (included in Exhibit 4 hereto).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

THE GOLDMAN SACHS GROUP, INC.

By:	/s/ Kenneth L. Josselyn
	Name:	Kenneth L. Josselyn
	Title:	Associate General Counsel and Assistant Secretary

Dated:  February 22, 2016